EXHIBIT 10.10
AMENDMENT TO DEFERRED STOCK UNIT GRANT AGREEMENTS
          This AMENDMENT TO DEFERRED STOCK UNIT GRANT AGREEMENTS, dated this ___ day of December, 2008 (the “Amendment”), is entered into by and between HEALTH CARE REIT, INC., a Delaware corporation (the “Corporation”), and                      (the “Director”).
          Whereas, the Corporation and the Director entered into the Deferred Stock Unit Grant Agreements listed on Schedule A attached hereto (each an “Agreement” and collectively, the “Agreements”); and
          Whereas, the Corporation and the Director now desire to amend the Agreements as stated herein and effective as of January 1, 2009 in order to ensure compliance with Section 409A of the Internal Revenue Code, as amended, and the rules and regulations promulgated thereunder.
          Now Therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
          1. Amendment of Section 4.
               Section 4 of each Agreement is hereby deleted in its entirety and replaced with the following:
          “Whenever any or all of the Deferred Stock Units granted to the Director under this Agreement become vested pursuant to Section 3 or Sections 7 or 8 below, the Corporation shall cause a number of shares of Common Stock equal to the number of newly vested Deferred Stock Units to be issued to the Director and a stock certificate or certificates representing these shares of Common Stock to be registered in the name of the Director. The stock certificate or stock certificates representing such shares of Common Stock shall be delivered to the Director (or to his or her designated nominee) within sixty (60) days following the vesting date. Once shares of Common Stock have been issued as a result of the vesting of Deferred Stock Units, the corresponding vested Deferred Stock Unit shall be considered cancelled and shall be of no further force or effect.”
          2. Amendment of Section 6(a).
               Section 6(a) of each Agreement is hereby amended by the addition of the following language at the end of such subsection:
          “and shall be delivered pursuant to Section 4.”

          3. Amendment of Section 7(c).
               Section 7(c) of each Agreement is hereby amended and restated as follows:
          “Any stock certificates deliverable under Sections 7(a) or 7(b) shall be delivered within sixty (60) days following the Director’s death or total disability, as applicable.”
          4. Amendment of Section 8.
               The first paragraph of Section 8 of each Agreement is hereby deleted in its entirety and replaced with the following:
          “Notwithstanding the other terms of this Agreement, in the event of a Change in Corporate Control (as defined below), the vesting of the Deferred Stock Units granted under this Agreement shall be accelerated, any previously unvested Deferred Stock Units shall vest immediately, and the Director shall become entitled to immediately receive a number of shares of Common Stock equal to the number of previously unvested Deferred Stock Units. Any stock certificates deliverable under this Section 8 shall be delivered within sixty (60) days following the Change in Corporate Control.”
          5. Amendment of Section 9.
               Section 9 of each Agreement is hereby deleted in its entirety and replaced with the following:
          “During such time as any Deferred Stock Units remain outstanding and unvested, whenever the Corporation pays dividends on the Common Stock, the Director will have the right to receive a cash payment from the Corporation with respect to each Deferred Stock Unit in an amount equal to any dividends paid on a share of Common Stock (a “Dividend Equivalent Right”). The Director will have a Dividend Equivalent Right with respect to each Deferred Stock Unit that is outstanding on the dividend record date. The Director will have no Dividend Equivalent Rights as of the dividend record date in respect of any Deferred Stock Units that have vested and been exchanged for Common Stock; provided that the Director is the record holder of such Common Stock on or before such dividend record date. In all events, each Dividend Equivalent Right shall be paid within sixty (60) days following the applicable dividend record date.”
          6. Full Force and Effect of Remainder of the Agreements.
               Except as amended hereby, the Agreements will remain in full force and effect according to their terms.

          In Witness Whereof, the parties have executed this Amendment on the date and year first above written.

ATTEST	HEALTH CARE REIT, INC.

WITNESS:	DIRECTOR:

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SCHEDULE A
[Schedule of Deferred Stock Unit Grant Agreements for the Director to be inserted]